Exhibit 10.4

No.: ZBJR (JJ) Z ( ) No.

Financing Intermediary Service Agreement

Party A:

Unified Social Credit Code:

Address:

Party B:

ID Number/Unified Social Credit Code:

Domicile:

Party C:

ID Number:

Domicile:

Whereas,

(1) Party A is a peer-to-peer lending information intermediary that owns and operates the “peer-to-peer lending financing intermediary platform” http://www.izbjr.com (hereinafter referred to as “Zhongbei Finance”), which can provide lending intermediary services for fund demanders and providers;

(2) Party B is a natural or legal person with full capacity for civil conduct, and intends to satisfy its financing demands through “Zhongbei Finance”;

(3) Party C is the investors’ representative (or lenders’ representative, the same below), a debtor-creditor relationship between which and Party B is intended to be created by Party A through “Zhongbei Finance”, signs the loan contract and complete the mortgage registration and other relevant documents on behalf of all investors.

In view of the above, Party A, Party B and Party C agree as follows by consensus on the principles of fairness, openness and good faith:

Article 1 Cooperation content

1. In consideration of the rules of Zhongbei Finance platform, all borrowers agree that any borrower of them may act as a borrower in Zhongbei Finance platform, and the borrowing of money by such borrower shall be deemed as the borrowing of money by all borrowers. Such borrower shall complete the entire registration process such as user registration, real name authentication, email authentication, depository account registration, and bank card binding for withdrawal with its true information on “Zhongbei Finance”;

2. Party B shall provide the true and complete information of the financing demand to Party A based on its fund plan and demands;

3. Party A shall release Party B’s financing demands on “Zhongbei Finance” in a timely manner upon its approval;

4. When Party A releases financing demands, it may disclose the true information provided by Party B to investors on “Zhongbei Finance” platform, and Party B has no objection to such disclosure;

5. Upon the release of the financing demands by Party A, Party B shall pay attention to the progress of the financing in real time, and carry out the withdrawal on its own to complete the financing. Party B shall bear the losses caused by any failure in the receipt of funds in time due to its own reasons.

Article 2 Fees and Interest Rates

Party A provides financing intermediary services for Party B. Based on the forms of cooperation and the business model, the fees that shall be paid by Party B during the cooperation include:

(1) Investors’ income: it means the interests payable to Party C or the investors represented by Party C. The interest rate is             % years, paid on a/an             basis; and

(2) Intermediary service fee: it means the service fee charged by Party A for the financing intermediary services rendered to Party B. Such service rate is             .

Article 3 Payment of Interest and Repayment of Principal

For Party B’s funds demand that has been satisfied on “Zhongbei Finance”, Party B shall repay the principal and pay the interest thereof in accordance with the provisions of the Loan Agreement generated on “Zhongbei Finance”, and the provisions of the Loan Agreement shall be binding on Party B.

Article 4 Late Payment of Interest or Repayment of Principal

In case Party B delays in the payment of interest or repayment of principal, the provisions concerning the late charges and liquidated damages of the Loan Agreement automatically generated on “Zhongbei Finance” and relevant Loan Contract between Party B and Party C shall apply.

Article 5 Term of Cooperation

The term of cooperation between the Parties shall be             month(s) (i.e., from MM DD YYYY to MM DD YYYY). Upon the expiration of such term, the Parties shall improve relevant matters during the cooperation, and sign a renewal agreement or supplementary agreement with the written consent of the Parties to continue the cooperation.

Article 6 Maximum Loan Amount

The maximum loan amount provided to Party B hereunder is RMB            yuan (subject to the Maximum Loan Contract between Party B and Party C), which may be recycled within the term of cooperation stipulated in Article 4 hereof.

Article 7 Rights and Obligations

(I) Party A’s rights and obligations

1. Party A is entitled to conduct due diligence on Party B prior to the provision of the financial intermediary services;

2. Party A is entitled to conduct post-loan management on Party B after the provision of financing intermediary services;

3. Party A is entitled to decide whether to release or reject the financing demands submitted by Party B;

4. Party A is entitled to request Party B and Party C to execute the instruments necessary for the creation of debtor-creditor relationship;

5. Party A shall be entitled to the intermediary service fees and other rights as a financing intermediary services provider;

6. Party A is obliged to help to create the debtor-creditor relationship between Party B and Party C;

7. In the event of any delay in payment of interest and repayment of principal by Party B, Party A is obliged to actively assist Party C in realizing its rights.

(II) Party B’s rights and obligations

1. Party B is entitled to request Party A to provide financing intermediary services;

2. Party B is entitled to cancel the financing demands, provided that the losses incurred to Party A and Party C due to the cancellation shall be borne by Party B;

3. Party B is entitled to withdraw and use the borrowing funds as agreed;

4. Party B is entitled to request Party C to cancel the corresponding guarantee upon the repayment of principal as agreed, and Party A shall actively coordinate and assist in such cancellation;

5. Party B is obliged to pay interest and repay principal as agreed;

6. Party B is obliged to actively cooperate with Party A in conducting due diligence and ensure the proper and legal use of the funds and the truth and validity of information;

7. Party B is obliged to actively cooperate with Party A and Party C in the post-loan management and provide corresponding information;

8. Party B is obliged to pay the intermediary service fees as agreed;

9. Other obligations that Party B shall assume as a borrower.

(III) Party C’s rights and obligations

1. As the representative of investors, Party C is entitled to request Party B to pay interest and repay the principal as agreed;

2. As the representative of investors, Party C is entitled to sign loan contract with Party B, complete the mortgage registration and execute other relevant documents on behalf of all investors.

3. In case Party B fails to perform the repayment obligation as agreed, Party C is entitled to file a lawsuit as the representative of the investors in the People’s Court at the place where the Agreement is signed, including but not limited to filing, acknowledging, changing, withdrawing, waiving claims or counterclaims, putting to the proof, attending cross-examination and trial debate, participating in mediation, reconciliation, and receiving documents and objects of the litigation on behalf of corresponding investors;

4. Other rights shall be enjoyed by Party C or investors represented by Party C;

5. Party C shall neither dispose of the collateral (pledge), nor create other mortgages, pledges on the collateral or lease the collateral.

6. In the event of any delay in the payment of any expenses by Party B, Party C may pay such expenses to protect the interests of investors and Party A. In such case, Party C is entitled to recover such expenses from Party B.

Article 8 Special Provisions

1. If Party B represents more than one borrower, Party C may file a lawsuit against any one of them. Party C has no objection to this paragraph.

2. In the event of any inconsistency between this Agreement and relevant Loan Contract and other relevant instruments between Party B and Party C, such Loan Contract and other relevant instruments between Party B and Party C shall prevail.

Article 10 Confidentiality

Any term of this Agreement and any information of any other parties referred to in this Agreement are confidential information, Party A, Party B and Party C hereto are obliged to maintain the confidentiality of such information.

Article 11 Alteration and Dissolution of the Agreement

1. Alteration: Party A, Party B and Party C all shall not unilaterally alter this Agreement. Any supplements, modifications or alterations to this Agreement shall be agreed by the Parties hereto, and a written supplemental agreement shall be signed by the Parties hereto.

2. Dissolution: Any breach of this Agreement or the Loan Agreement automatically generated on “Zhongbei Finance” and the supplementary agreement signed among Party A, Party B or Party C by any party shall be deemed as a breach of contract by such party, the observant party may unilaterally terminate the Agreement and claim compensation in the competent court.

3. Liability for breach of contract: Subject to Article 5 of the Loan Agreement automatically generated on “Zhongbei Finance” on the liability for breach of contract.

Article 12 Resolution of Disputes

Any dispute among Party A, Party B and Party C arising from this Agreement shall be settled through negotiation first. If no agreement reaches through negotiation or mediation, any party may file a lawsuit in the People’s Court at the place where the Agreement is signed.

Article 13 Miscellaneous

1. This Agreement becomes effect as of the date it is signed or sealed by Party A, Party B and Party C. This Agreement shall be executed in triplicate, and each party shall hold one copy, all copies have the same legal effect.

2. For matters not covered by this Agreement, Party A, Party B and Party C may separately enter into a written supplemental agreement.

Party A (Seal):

Legal Representative (or Authorized Representative):

Party B:

Party C:

Signed on:

Signed at: